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                                                    Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the registration statements of PECO Energy Company on Form S-3 (File Nos. 33-49887, 33-59152, 33-31436, and 33-43523) and on Form S-8 (File No. 33-30317) of our reports dated January 31, 1994, on our audits of the consolidated financial statements and financial statement schedules of PECO Energy Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.





                                        COOPERS & LYBRAND




2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 24, 1994

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